           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 2001
                                                      REGISTRATION NO. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                                DOUBLECLICK INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              -------------------

                    DELAWARE                                        13-3870996
        (STATE OR OTHER JURISDICTION OF                           (IRS EMPLOYER
         INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 683-0001
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              -------------------

                                 KEVIN P. RYAN
                            CHIEF EXECUTIVE OFFICER
                                DOUBLECLICK INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 683-0001
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              -------------------

                                   COPIES TO:

                             SCOTT L. KAUFMAN, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                           1633 BROADWAY, 47TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 581-1600
                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by the Selling Stockholders.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED       PROPOSED
                                                                 MAXIMUM         MAXIMUM
                                                                 AGGREGATE      AGGREGATE     AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE     PRICE         OFFERING     REGISTRATION
              TO BE REGISTERED                    REGISTERED     PER UNIT(1)    PRICE(1)       FEE(1)
Common Stock, par value $0.001 per share.....  1,385,350 shares    $13.50      $18,702,225   $4,675.56

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low sale prices reported on the Nasdaq National Market for DoubleClick's common stock on March 1, 2001.
                              ----------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION. DATED            , 2001

                                     [LOGO]

                        1,385,350 Shares of Common Stock

                              -------------------

    This Prospectus relates to the public offering, which is not being
underwritten, of       shares of our Common Stock, which are held by some of our
current stockholders.

    The prices at which such stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

    Our common stock is traded on the Nasdaq National Market under the symbol 'DCLK.' On March 1, 2001, the last reported sale price for the common stock was $13.75 per share.

                              -------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                 The date of this prospectus is         , 2001

                                DOUBLECLICK INC.

    We are a leading provider of technology-driven marketing and advertising solutions to thousands of advertisers, advertising agencies, Web publishers and e-commerce merchants worldwide. We provide a broad range of media, technology and data products and services. Our products and services for Web publishers are designed to optimize revenues. For our advertising, advertising agency and e-commerce merchant customers, our products and services are designed to enhance the effectiveness of their ad and marketing campaigns on the Internet and through other interactive media.

    Our patented DART technology is the platform for many of our solutions and enables our customers to use preselected criteria to deliver the right ad to the right person at the right time. DART is also a sophisticated tracking and reporting tool that our customers rely on to measure ad performance and provide dynamic ad space inventory management.

    Our revenues are derived from three principal lines of business:

     DOUBLECLICK MEDIA. DoubleClick Media offers advertising and marketing solutions to both Web publishers (e.g., AltaVista, the Dilbert Zone, Kelley Blue Book and Macromedia) and advertisers. We aggregate the advertising inventory of hundreds of Web sites into several domestic and international networks based on size, traffic and content. We offer Web publishers outsourced ad sales, ad delivery and related services to generate advertising revenue. We offer advertisers the ability to advertise on these networks and to target users on a local, national and international basis. We deliver advertising on these networks using our DART technology.

     DOUBLECLICK TECHSOLUTIONS. DoubleClick TechSolutions is comprised of comprehensive service and software solutions designed specifically for the needs of three targeted customer segments: advertisers and agencies, Web publishers and e-commerce merchants. Our solutions include the DART Service for Publishers, the AdServer family of software products for publishers and e-commerce merchants, the DART Service for Advertisers, and the DARTmail Service. We have professional service teams to support these solutions and provide education, consulting services and around-the-clock support.

     DOUBLECLICK DATA SERVICES. DoubleClick Data Services, through our Abacus division, is a leading provider of information products and marketing research services to the direct marketing industry. Through Abacus, we have developed a comprehensive and productive source of information regarding consumer purchasing behavior by creating a database that includes consumer purchasing data contributed from over 1,500 alliance members. We use this proprietary database and our advanced statistical modeling technology to provide direct marketers with information and analysis which is designed to increase response rates and profits from their direct mail marketing campaigns.

                                USE OF PROCEEDS

    All of the shares of our common stock are being sold by the selling stockholders. We will not receive any proceeds from the sale of the shares of our common stock.

                                    DILUTION

    None of the shares offered hereby are being sold by DoubleClick. Therefore, there will be no dilution in the net tangible book value per share as a result of the sale of the shares offered hereby.

                              PLAN OF DISTRIBUTION

    We are registering all 1,385,350 shares on behalf of certain Selling Stockholders. All of the shares originally were issued by us in connection with our acquisitions of DoubleClick Scandinavia AB and Flashbase, Inc., as applicable. We will receive no proceeds from this offering. The Selling Stockholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus (collectively, the 'Selling Stockholders') may sell the shares from time to time. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     an exchange distribution in accordance with the rules of such exchange,

     ordinary brokerage transactions and transactions in which the broker solicits purchasers, and in privately negotiated transactions.

    To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.

    The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

    Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be 'underwriters' within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Stockholders may be deemed to be 'underwriters' within the meaning of
Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Stockholders.

    The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

    We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     the name of each such Selling Stockholder and of the participating broker-dealer(s),

     the number of shares involved,

     the price at which such shares were sold,

     the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and other facts material to the transaction.

    We will be permitted to suspend the use of the prospectus which is a part of the shelf registration statement for a period not to exceed 30 days in any three-month period or for three periods not to exceed an aggregate of 45 days in any six-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events.

    We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Stockholders may agree to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

                              SELLING STOCKHOLDERS

    The following table sets forth the number of shares owned by each of the Selling Stockholders. Except as disclosed below, none of the Selling Stockholders has had a material relationship with us within the past three years other than as a result of the ownership of the shares or our other securities. No estimate can be given as to the amount of shares that will be held by the Selling Stockholders after completion of this offering because the Selling Stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Stockholders named below during the period commencing on the date of this prospectus and ending on February 16, 2002.

    The Selling Stockholders named below provided us the information contained in the following table with respect to themselves and the respective amount of common stock beneficially owned by them and which may be sold by each of them under this prospectus. We have not independently verified this information. Each of the Selling Stockholders owns less than 1% of our outstanding shares of Common Stock.

    The shares offered by this prospectus may be offered for sale from time to time by the Selling Stockholders named below.

                                                   NUMBER OF SHARES      NUMBER OF SHARES
                                                     BENEFICIALLY         REGISTERED FOR
                      NAME                              OWNED              SALE HEREBY
                      ----                              -----              -----------
Goran Arvinius(1)................................       71,329(7)              66,746
Lars Hallen(2)...................................      390,984(8)             386,401
Ola Heffler(3)...................................       18,726(9)              13,221
Joakim Antelius(4)...............................       14,782(10)             13,221
Thomas Munck(5)..................................       15,843(11)             13,221
Leader Industries Ltd............................      286,577                282,124
Bo Alexandersson.................................       68,025                 68,025
Celsia S.A.......................................      324,917                319,868
Mark Heinrich....................................       76,923                 76,923
Andrew Erlichson(6)..............................      147,434(12)            145,600
                                                                            ---------
    Total........................................                           1,385,350
                                                                            ---------
                                                                            ---------

---------

 (1) This stockholder is currently a managing director of DoubleClick
     Scandinavia.

 (2) This stockholder is currently a sales director of DoubleClick Scandinavia.

 (3) This stockholder is currently a managing director of DoubleClick Sweden.

 (4) This stockholder is currently a sales manager of DoubleClick Sweden.

 (5) This stockholder is currently a sales manager of DoubleClick Sweden.

 (6) This stockholder is currently Vice President, Technology, Research and Development of DoubleClick.

 (7) Includes options to purchase 4,583 shares of our common stock that are exercisable within 60 days of March 1, 2001. Excludes options to purchase 13,467 shares of our common stock not exercisable within 60 days of March 1, 2001.

 (8) Includes options to purchase 4,583 shares of our common stock that are exercisable within 60 days of March 1, 2001. Excludes options to purchase 13,292 shares of our common stock not exercisable within 60 days of March 1, 2001.

 (9) Includes options to purchase 4,583 shares of our common stock that are exercisable within 60 days of March 1, 2001. Excludes options to purchase 13,817 shares of our common stock not exercisable within 60 days of March 1, 2001.

(10) Includes options to purchase 1,000 shares of our common stock that are exercisable within 60 days of March 1, 2001. Excludes options to purchase 3,575 shares of our common stock not exercisable within 60 days of March 1, 2001.

(11) Includes options to purchase 1,292 shares of our common stock that are exercisable within 60 days of March 1, 2001. Excludes options to purchase 3,838 shares of our common stock not exercisable within 60 days of March 1, 2001.

(12) Includes options to purchase 1,834 shares of our common stock that are exercisable within 60 days of March 1, 2001. Excludes options to purchase 14,417 shares of our common stock not exercisable within 60 days of March 1, 2001.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. You can also access copies of such material electronically on the SEC's home page on the World Wide Web at http://www.sec.gov. Reports, proxy statements and other information concerning us are also available for inspection at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                           INCORPORATION BY REFERENCE

    This prospectus is part of a registration statement (Registration No.
         ) we filed with the SEC. The SEC permits us to 'incorporate by reference' the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supercede this information. We incorporate by reference the documents listed below filed by us with the SEC. We also incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until the termination of this offering.

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     2. The description of our common stock which is contained in its Registration Statement on Form 8-A filed under the Exchange Act on December 1, 1998, including any amendment or reports filed for the purpose of updating such description.

     3. Our Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2000.

     4. Our Quarterly Report Form 10-Q, Filed with the SEC on August 11, 2000.

     5. Our Quarterly Report on Form 10-Q, Filed with the SEC on November 14, 2000.

     6. Our Current Report on Form 8-K/A, filed with the SEC on January 10, 2000, which amended our Current Report on Form 8-K, filed with the SEC on November 10, 1999.

     7. Our Current Report on Form 8-K/A, filed with the SEC on January 10, 2000, which amended our Current Report on Form 8-K, filed with the SEC on December 8, 1999.

     8. Our Current Report on Form 8-K, filed with the SEC on January 13, 2000.

     9. Our Current Report on Form 8-K, filed with the SEC on January 27, 2000.

    10. Our Current Report on Form 8-K, filed with the SEC on January 27, 2000.

    11. Our Current Report on Form 8-K, filed with the SEC on February 16, 2000.

    12. Our Current Report on Form 8-K/A, filed with the SEC on March 10, 2000, which amended our Current Report on Form 8-K, filed with the SEC on January 13, 2000.

    13. Our Current Report on Form 8-K, filed with the SEC on March 17, 2000.

    14. Our Current Report on Form 8-K, filed with the SEC on June 26, 2000.

    15. Our Current Report on Form 8-K, filed with the SEC on August 10, 2000.

    16. Our Current Report on Form 8-K, filed with the SEC on September 27,
        2000.

    17. Our Current Report on Form 8-K, filed with the SEC on October 4, 2000.

    18. Our Current Report on Form 8-K/A, filed with the SEC on November 20, 2000, which amended our Current Report on Form 8-K, filed with the SEC on September 27, 2000.

    19. Our Current Report on Form 8-K, filed with the SEC on November 29, 2000.

    20. Our Current Report on Form 8-K, filed with the SEC on December 22, 2000.

    21. Our Current Report on Form 8-K/A, filed with the SEC on January 22, 2001, which amended our Current Report on Form 8-K/A, filed with the SEC on November 20, 2000.

    22. Our Current Report on Form 8-K, filed with the SEC on February 2, 2001.

    23. Our Current Report on Form 8-K, filed with the SEC on February 5, 2001.

    If you request, either in writing or orally, a copy of any or all of the documents incorporated by reference, we will send to you the copies requested at no charge. However, we will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to: Elizabeth Wang, Esq., Assistant Secretary, DoubleClick Inc., 450 West 33rd Street, New York, New York 10001,
(212) 683-0001.

                                 LEGAL MATTERS

    The validity of the securities offered under this registration statement will be passed upon for us by Brobeck, Phleger & Harrison LLP, New York, New York.

____________________________________        ____________________________________

    We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

                              -------------------
                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
DoubleClick Inc.............................................    2
Use of Proceeds.............................................    3
Dilution....................................................    3
Plan of Distribution........................................    4
Selling Stockholders........................................    5
Where You Can Find More Information.........................    7
Incorporation by Reference..................................    8
Legal Matters...............................................    9

                                     [Logo]

                                1,385,350 Shares
                                of Common Stock

                              --------------------
                                   PROSPECTUS
                              --------------------

                                          , 2001

____________________________________        ____________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses to be incurred by us in connection with the sale of the common stock being registered hereby. All amounts are estimates except the SEC Registration Fee. All the expenses of this offering will be borne by us:

                                                                AMOUNT
                                                                ------
SEC Registration Fee........................................  $ 4,675.56
Legal Fees and Expenses.....................................   10,000.00
Accounting Fees and Expenses................................    5,000.00
Printing Fees...............................................   20,000.00
Miscellaneous...............................................   10,324.44
                                                              ----------
    Total...................................................  $50,000.00
                                                              ----------
                                                              ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our Certificate of Incorporation (the 'Certificate') provides that, except to the extent prohibited by the Delaware General Corporation Law (the 'DGCL'), our directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the registrant which is eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. We have obtained liability insurance for its officers and directors.

    Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of the director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation or by-laws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provide, as do our by-laws, that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was our director or officer or the director or officer of any predecessor corporation, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

ITEM 16. EXHIBITS

    The following is a list of Exhibits filed as part of the Registration
Statement:

EXHIBIT
NUMBER                                DESCRIPTION
------                                -----------
 4            Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of Registrant's Registration Statement on
              Form S-1 (Registration Statement 333-42323)).
 5*           Opinion of Brobeck, Phleger & Harrison LLP.
23.1          Consent of Brobeck, Phleger & Harrison, included in Exhibit
              5.
23.2*         Consent of PricewaterhouseCoopers LLP.
23.3*         Consent of KPMG LLP.
24            Power of Attorney, included in signature page.

---------

* To be filed by amendment.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York, on this 2nd day of March, 2001.

                                          DOUBLECLICK INC.


                                          By:          /s/ Kevin P. Ryan
                                              ..................................
                                                        Kevin P. Ryan
                                                 Chief Executive Officer and
                                                           Director

                               POWER OF ATTORNEY

   We, the undersigned directors and/or officers of DoubleClick Inc. (the 'Company'), hereby severally constitute and appoint Kevin P. Ryan, Chief Executive Officer, and Stephen R. Collins, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 2, 2001:

                SIGNATURE                                            TITLE(S)
                ---------                                            --------
          /s/ KEVIN J. O'CONNOR             Chairman of the Board of Directors
 .........................................
            KEVIN J. O'CONNOR

            /s/ KEVIN P. RYAN               Chief Executive Officer and Director
 .........................................
              KEVIN P. RYAN

          /s/ STEPHEN R. COLLINS            Chief Financial Officer (Principal Financial and Accounting
 .........................................   Officer)
            STEPHEN R. COLLINS

          /s/ DWIGHT A. MERRIMAN            Director
 .........................................
            DWIGHT A. MERRIMAN

           /s/ DAVID N. STROHM              Director
 .........................................
             DAVID N. STROHM

           /s/ MARK E. NUNNELLY             Director
 .........................................
             MARK E. NUNNELLY

           /s/ W. GRANT GREGORY             Director
 .........................................
             W. GRANT GREGORY

             /s/ DON PEPPERS                Director
 .........................................
               DON PEPPERS

           /s/ THOMAS S. MURPHY             Director
 .........................................
             THOMAS S. MURPHY

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
   4    -- Specimen Common Stock Certificate (Incorporated by
           reference to Exhibit 4.1 of Registrant's Registration
           Statement on Form S-1 (Registration Statement No.
           333-42323)).
   5*   -- Opinion of Brobeck, Phleger & Harrison LLP.
  23.1  -- Consent of Brobeck, Phleger & Harrison, included in
           Exhibit 5.
  23.2* -- Consent of PricewaterhouseCoopers LLP.
  23.3* -- Consent of KPMG LLP.
  24    -- Power of Attorney, included in signature page.

---------

* To be filed by amendment.